Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 22, 2019, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Energy Transfer Operating, L.P. on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said reports in the Registration Statement of Energy Transfer Operating, L.P. on Form S-3 (File No. 333-221411).
/s/ GRANT THORNTON LLP
Dallas, Texas
February 22, 2019